Gentor Resources, Inc.

PRESS RELEASE

Gentor Announces TSX Venture Exchange Listing and

Completion of Financings for Cdn$3.39 Million

Toronto, Canada – November 4, 2011 - Gentor Resources, Inc. (the "Company") (OTCQB – "GNTO") announces that its application to list its common shares on the TSX Venture Exchange has been accepted, and that such shares are expected to commence trading on the TSX Venture Exchange on November 7, 2011 under the trading symbol "GNT".

The Company also announces that it has completed its previously announced brokered private placement equity financing (the "Brokered Financing") (reference is made to the Company’s July 18, 2011 press release).  Under the Brokered Financing, which was conducted by a Canadian securities dealer (the "Agent") as agent, the Company has issued 2,163,000 units of the Company at a price of Cdn$1.00 per unit for total gross proceeds of Cdn$2,163,000.  Each such unit consists of one common share of the Company and one-half of one warrant of the Company, with each full warrant entitling the holder to purchase one common share of the Company at a price of Cdn$1.25 for a period of one year from the date of issuance of the warrant.

In consideration for its services, the Company paid to the Agent a cash fee equal to 8% of the gross proceeds of the Brokered Financing, and granted to the Agent compensation options (the "Compensation Options") equal to 8% of the number of units sold under the Brokered Financing.  Each Compensation Option entitles the holder to purchase one common share of the Company at a price of Cdn$1.00 for a period of two years from the date of issuance of the Compensation Option.

The Company has also completed a non-brokered private placement equity financing (the "Non-Brokered Financing"), pursuant to which the Company issued 1,222,500 units of the Company at a price of Cdn$1.00 per unit for total gross proceeds of Cdn$1,222,500.  Each such unit consists of one common share of the Company and one warrant of the Company, with each such warrant entitling the holder to purchase one-half of one common share of the Company for a period of one year from the date of issuance of the warrant, provided that a minimum of two such warrants must be exercised by the holder thereof at any one time in order that any such exercise thereof will result in the purchase of one common share of the Company at a price of Cdn$1.25.

The Company intends to use the net proceeds from the Brokered Financing and the Non-Brokered Financing for exploration and development activities related to the Company’s mineral properties in Oman and for working capital and general corporate purposes.

These securities have not been and will not be registered under the United States Securities Act of 1933, as amended, (the "U.S. Securities Act") or any state securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.  This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities.

Taking into account the securities issued under the Brokered Financing and Non-Brokered Financing, the Company currently has outstanding 62,753,840 common shares, warrants to purchase a total of 22,898,090 common shares of the Company, 173,040 Compensation Options and stock options to purchase a total of 1,125,000 common shares of the Company.  Additional information relating to the Company is included in the Company’s TSX Venture Exchange listing application, a copy of which will be available upon listing under the Company’s profile on SEDAR (www.sedar.com).

Cautionary Notes

This press release contains certain statements that may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this press release, other than statements of historical fact, that relate to events or developments that the Company expects to occur, are forward-looking statements.  Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans" "anticipates", "believes", "understands", "intends", "estimates", "projects", "potential" and similar expressions, or that events or conditions "will", "would", "may", "could" or "should" occur.  Such statements, including those relating to the Company’s development and expected use of proceeds from the financings, are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements.

For further information, please visit our website at www.gentorresources.com, or contact: Dr. Peter Ruxton, President & CEO, United Kingdom Tel: + 44 (0) 7786 111103; or Arnold T. Kondrat, Executive Vice President, Toronto, Ontario, Tel: (416) 366-2221 or 1 (800) 714-7938.